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Exhibit 4.27

GRUPO TMM, S.A.

Warrants to Purchase
9,826,389 American Depositary Shares

WARRANT AGREEMENT

Dated as of March [    ], 2003

THE BANK OF NEW YORK

Warrant Agent

        WARRANT AGREEMENT (the "Warrant Agreement"), dated as of March [    ], 2003, between Grupo TMM, S.A., a sociedad anonima organized under the laws of the United Mexican States (the "Company"), and The Bank of New York, a New York banking corporation, as warrant agent (the "Warrant Agent").

        WHEREAS, the Company proposes to issue warrants (the "Warrants") to initially purchase up to an aggregate of 9,826,389 American Depositary Shares (the "ADSs") of the Company (the ADSs issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the offer (the "Offer") by the Company and TMM Holdings, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Holdings"), of up to 9,826,389 Warrants and up to $176,875,000 principal amount of the Company's 10.75% Senior Notes due 2010 (the "Notes"), which are unconditionally guaranteed by Holdings in exchange for up to all of the Company's existing 9 1/2% Senior Notes due 2003 (the "2003 Notes").

        WHEREAS, the Warrants are being issued in the Offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act").

        WHEREAS, the ADSs are represented by American Depositary Receipts ("ADRs") issued under the Deposit Agreement, dated as of December 26, 2001 (the "Deposit Agreement"), between the Company and Citibank, N.A., as depositary bank (the "Depositary Bank"), with each ADR representing the right to receive one ADS.

        WHEREAS, each ADS represents the right to receive CPOs (the "CPOs"), each of which represents an economic interest in one share of Series A Shares (the "Series A Shares") of the Company.

        WHEREAS, the Notes are to be issued under an indenture (the "Indenture") among the Company, Holdings and The Bank of New York, as trustee (the "Trustee"), dated the date hereof.

        WHEREAS, the Company and the Warrant Agent desire to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders of Warrants.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

        As used in this Agreement, the following terms shall have the following respective meanings:

        "2003 Notes" has the meaning assigned to it in the recitals hereof.

        "ADRs" has the meaning assigned to it in the recitals hereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a Person will be deemed to be control. No natural person who is an executive officer or director of a Person shall, solely by virtue of such position, be deemed to control such Person.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Clearstream" means Clearstream Banking, S.A.

        "Closing Date" means the date hereof.

        "Commission" means the Securities and Exchange Commission.

        "Company" has the meaning assigned to it in the recitals hereof.

        "Definitive Warrant" means a certificated Warrant registered in the name of the holder thereof and issued in accordance with Section 3.5(a) hereof, substantially in the form of Exhibit A hereto except that such Warrant shall not bear the Global Warrant Legend and shall not have the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto.

        "Deposit Agreement" has the meaning assigned to it in the recitals hereof.

        "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

        "Depositary Bank" has the meaning assigned to it in the recitals hereof.

        "DTC" has the meaning assigned to it in Section 3.3 hereof.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Period" has the meaning assigned to it in Section 4(a) hereof.

        "Exercise Price" means the Initial Exercise Price subject to the conditions and adjustments described in this Warrant Agreement.

        "Global Warrants" means the Global Warrants substantially in the form of Exhibit A hereto issued in accordance with Section 3.1(b) and 3.5 hereof.

        "Global Warrant Legend" means the legend set forth in Section 3.5(f), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

        "Holdings" has the meaning assigned to it in the recitals hereof.

        "Indenture" has the meaning assigned to it in the recitals hereof.

        "Initial Exercise Price" means $9.00 per Warrant Share.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

        "Issue Date" means the date the Warrants are issued.

        "Market Value" means the value per share of the Company's Series A Shares as of any date, which shall equal (i) if such Series A Shares are primarily traded on a securities exchange, the last sale price on such securities exchange on the trading day immediately prior to the date of determination, or if no sale occurred on such day, the mean between the closing "bid" and "asked" prices on such day, (ii) if the principal market for such Series A Shares is in the over-the-counter market, the closing sale price on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean between the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (iii) if neither clause (i) nor clause (ii) is applicable, the fair market value on the date of determination of such Series A Shares as determined in good faith by the board of directors of the Company.

        "Notes" has the meaning assigned to it in the recitals hereof.

        "Offer" has the meaning assigned to it in the recitals hereof.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Senior or Executive Vice-President of such Person.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Redemption Date" has the meaning assigned to it in Section 4 hereof.

        "Securities Act" has the meaning assigned to it in the recitals hereof..

        "Trustee" has the meaning assigned to it in the recitals hereof.

        "Warrants" has the meaning assigned to it in the recitals hereof.

        "Warrant Agent" has the meaning assigned to it in the recitals hereof.

        "Warrant Certificates" has the meaning assigned to it in Section 3.1(a) hereof.

        "Warrant Countersignature Order" has the meaning assigned to it in Section 3.2 hereof.

        "Warrant Registrar" has the meaning assigned to it in Section 3.3 hereof.

        "Warrant Shares" has the meaning assigned to it in the recitals hereof.

SECTION 2. APPOINTMENT OF WARRANT AGENT.

        The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 3. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

        3.1.    Form and Dating.

        (a)  General.

        The Warrants shall be substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or customary usage. Each Warrant shall be dated the date of the countersignature by the Warrant Agent.

        The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

        (b)  Global Warrants.

        Warrants issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend thereon and the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Warrants issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Warrant Legend thereon and without the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the holder thereof as required by Section 3.5 hereof.

        (c)  Euroclear and Clearstream Procedures Applicable.

        The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Global Warrants that are held by Participants through Euroclear or Clearsteam.

        3.2.    Execution.

        An Officer shall sign the Warrants for the Company by manual or facsimile signature.

        If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

        A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature (which may be a facsimile) shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement.

        The Warrant Agent shall, upon a written order of the Company signed by an Officer (a "Warrant Countersignature Order"), countersign Warrants for original issue up to the number stated in the preamble hereto.

        The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with holders of Warrants, the Company or an Affiliate of the Company.

        3.3.    Warrant Registrar; Depositary.

        The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange ("Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Warrants.

        The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants.

        3.4.    Holder Lists.

        The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders of Warrrants. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the

Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the holders of Warrants.

        3.5.    Transfer and Exchange.

        (a)  Transfer and Exchange of Global Warrants.

        A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants will be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (ii) in the case of a Global Warrant held for an account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, (a) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays), or (b) announces an intention permanently to cease business or does in fact do so. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent. Global Warrants also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.7 hereof. A Global Warrant may not be exchanged other than as provided in this Section 3.5(a), however, beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 3.5(b) hereof.

        (b)  Transfer and Exchange of Beneficial Interests in the Global Warrants.

        Notwithstanding any other provision of this Warrant Agreement, Definitive Warrants shall be initially issued only pursuant to Section 3.5(a) hereof, and thereafter may be issued, exchanged and transferred in accordance with this agreement. The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the Applicable Procedures.

        (c)  Transfer and Exchange of Definitive Warrants for Definitive Warrants.

        A holder of Definitive Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Definitive Warrant. Upon request by a holder of Definitive Warrants and such holder's compliance with the provisions of this Section 3.5(c), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Warrant holder or by its attorney, duly authorized in writing.

        (d)  Legends.

        Each Global Warrant shall bear a legend in substantially the following form unless otherwise agreed by the Company and the holder thereof:

          "THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT

  TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GRUPO TMM, S.A. (THE "cOMPANY")."

        (e)  Cancellation and/or Adjustment of Global Warrants.

        At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

        (f)    General Provisions Relating to Transfers and Exchanges.

            (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company's order or at the Warrant Registrar's request.

          (ii)  No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          (iii)  All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants to purchase ADSs of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

          (iv)  Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, or the Company shall be affected by notice to the contrary.

          (v)  The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

        (g)  Facsimile Submissions to Warrant Agent.

        All certifications and certificates required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

        3.6.    Replacement Warrants.

        If any mutilated Warrant is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant if the Warrant Agent's requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Warrant holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent, any Agent and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant.

        Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

        3.7.    Temporary Warrants.

        Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent, as soon as practicable upon receipt of the written order of the Company signed by an officer of the Company, shall countersign definitive Warrants in exchange for temporary Warrants.

        Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

        3.8.    Cancellation.

        Subject to Section 3.5(g) hereof, the Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall dispose of such canceled Warrants in its customary manner. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 4. TERMS OF WARRANTS; EXERCISE OF WARRANTS

        (a)  The Notes and Warrants will be separately transferable from and after the Issue Date. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised at any time during the period commencing at the opening of business on the Issue Date until the close of business on the [seventh anniversary of the Issue Date] (the "Exercise Period"), to receive from the Company the number of Warrant Shares, representing fully paid and nonassessable Series A Shares, which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price. The Exercise Price shall be payable solely by tendering Notes having a principal amount at least equal to the Exercise Price. In the event Notes are tendered having a principal amount in excess of the aggregate Exercise Price for Warrants exercised, the tendering Warrant holder shall be deemed to forfeit such excess and neither the Company nor the Warrant Agent shall have any obligation to compensate such Warrant holder. Each Warrant not exercised prior to the close of business on [March    , 2010] (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. Notwithstanding the foregoing, if all Notes have been mandatorily redeemed pursuant to Section [    ] of the Indenture or if all of the Notes shall have been repurchased pursuant to Section [    ] or [    ] of the Indenture (the "Redemption Date"), each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Redemption Date.

        (b)  In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof must deliver to the Warrant Agent at its corporate trust office set forth in Section 15 hereof the Warrant Certificate and the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in the manner provided in Section 4(a) hereof.

        (c)  Subject to the provisions of Section 5 hereof, upon compliance with clause (b) above, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

        (d)  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part pursuant to the terms of this Section 4. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

        (e)  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. All Notes tendered in payment of the Exercise Price shall be delivered by the Warrant Agent to the Trustee and the Company shall concurrently deliver to the Trustee an order of cancellation with respect to such Notes.

        (f)    The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders upon reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

        (g)  The holders of the Warrants will have no right to vote on matters submitted to the stockholders of the Company and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company.

SECTION 5. PAYMENT OF TAXES.

        The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; provided further that the Company shall not be required to pay any tax or taxes which may be payable in the event of a taxable distribution to holders of the Company's common stock that results in an adjustment to the number of Warrant Shares or other consideration for which a Warrant may be exercised, and results in the holders of the Warrants to be deemed to have received a distribution subject to United States federal income tax as a dividend.

SECTION 6. COVENANTS OF THE COMPANY

        (a)  The Company shall not amend or supplement the Deposit Agreement in any way that will have an adverse effect on the interests of the holders of the Warrants without obtaining the written consent of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). If the ADSs representing the Series A Shares cease to exist or the Deposit Agreement terminates, the Company will deliver Series A Shares at such times and in such amounts as are necessary and appropriate to preserve the benefits to the Warrant holders under this Agreement to the greatest extent practical. If the delivery of Series A Shares is impractical, the Company shall, upon exercise of the Warrant, settle with the holder in cash.

        (b)  In the event that no exemption from registration under the Securities Act is available to holders of ADSs issued upon exercise of the Warrant, the Company will promptly file and use commercially reasonable efforts to cause to be declared effective a registration statement under the Securites Act of 1933 registering resales of Warrant Shares by the holders thereof.

SECTION 7. RESERVATION OF WARRANT SHARES.

        (a)  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series A Shares or its authorized and issued Series A Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Series A Shares underlying the maximum number of ADSs which may then be deliverable upon the exercise of all outstanding Warrants.

        (b)  The Company or the Depositary Bank in respect of the ADSs and every subsequent Depositary Bank for the ADSs issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized ADSs as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Depositary Bank and with every subsequent Depositary Bank for any ADSs issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Depositary Bank the ADRs required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Depositary with duly executed certificates for such purposes. The Company will furnish such Depositary Bank a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

        (c)  The Company covenants that all Warrant Shares issued upon exercise of Warrants will, upon issue, represent Series A Shares that are fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 8. OBTAINING STOCK EXCHANGE LISTINGS.

        The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of capital stock are then listed, if any.

SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

        The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9. For purposes of this Section 9, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

        (a)  Adjustment for Change in Capital Stock.

        If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 9. Such adjustment shall be made successively whenever any event listed above shall occur.

        (b)  Adjustment for Cash Dividends.

        In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of cash, then the number of ADSs thereafter comprising a Warrant shall be proportionately adjusted to that number determined by multiplying the number of ADSs comprising a Warrant immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable.

        (c)  When De Minimis Adjustment May Be Deferred.

        No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, it being understood that no such rounding shall be made under subsection (j).

        (d)  When No Adjustment Required.

        No adjustment need be made for a transaction referred to Section 9(a) or (b) hereof, if Warrant holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. No adjustment shall be made pursuant to this Section 9 if such adjustment causes the Exercise Price to fall below the par value per Warrant Share.

        (e)  Notice of Adjustment.

        Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.

        (f)    Reorganization of Company.

        Immediately after the date hereof, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable if such transaction occurs within the Exercise Period for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 9(f). The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 9(f) applies, Sections 9(a) and (b) hereof do not apply.

        (g)  Company Determination Final.

        Any determination that the Company or the Board of Directors must make pursuant to Section 9(a), (b), (c), (d), (e), (f), or (g) hereof is conclusive.

        (h)  Warrant Agent's Disclaimer.

        The Warrant Agent has no duty to determine when an adjustment under this Section 9 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 9(f) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 9.

        (i)    When Issuance or Payment May Be Deferred.

        In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 10 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

        (j)    Adjustment in Number of Shares.

        Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N' = N × E
E'

where:

N'	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
N	=	the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.
E'	=	the adjusted Exercise Price. E = the Exercise Price prior to adjustment.

        (k)  Form of Warrants.

        Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

SECTION 10. FRACTIONAL INTERESTS.

        The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

SECTION 11. NOTICES TO WARRANT HOLDERS.

        (a)  Upon any adjustment of the Exercise Price pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

        (b)  If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 9(a) or (b) hereof and if the Company does not arrange for Warrant holders to participate pursuant to Section 9(d) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 9(f) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

        (c)  The Company shall provide notice to all warrant holders, at the earliest time as is legally practicable, but in any case not less than 30 days before any record date or other date set for definitive action, upon the occurrence (i) the making of certain distributions to all holders of the Company's capital stock of any of our assets or debt securities or any rights or warrants to purchase such securities, (ii) a purchase or offer to purchase by the Company or any of its subsidiaries with respect to its capital stock; or (iii) the redemption or repurchase of the Notes in whole of in part by the Company through a tender offer or privately negotiated transaction. Any notice provided in this section will be in writing and will specify the material terms sufficient to allow warrant holders a reasonable opportunity to evaluate whether to hold, sell or exercise their warrants, including any relevant record date or other timing provisions, economic terms, consideration and/or value of the assets to be distributed.

        (d)  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

        (e)  No notice need be given for (i) any issuance of rights to purchase any capital stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the capital stock of the Company.

SECTION 12. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

        (a)  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 13 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

        (b)  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such

Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

SECTION 13. WARRANT AGENT.

        The Warrant Agent undertakes only those duties and obligations specifically imposed on it by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

        (a)  The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

        (b)  The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

        (c)  The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

        (d)  The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent need not investigate any fact or matter stated in such document.

        (e)  The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement. The Company shall indemnify the Warrant Agent and its agents, employees, officers, directors and shareholders for, and hold same harmless against, any and all losses, liabilities, claims, damages or expenses (including without limitation reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Warrant Agreement, including the costs and expenses of enforcing this Warrant Agreement against the Company and defending itself against any claim (whether asserted by the Company or any Warrant holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction to have been cause by its gross negligence or willful misconduct. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. At the Warrant Agent's sole discretion, the Company shall defend the claim and the Warrant Agent shall cooperate in the defense at the Company's expense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The benefits of this Section shall survive termination of this Agreement or change of Warrant Agent.

        (f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

        (g)  The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        (h)  The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

        (i)    The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

        (j)    The Warrant Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

        (k)  In no event shall the Warrant Agent be liable for any consequential, punitive or special damages, or for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians.

        (l)    The Warrant Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Warrant Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

        (m)  In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Warrant Agent hereunder, the Warrant Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Warrant Shares, unless the Warrant Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.

SECTION 14. CHANGE OF WARRANT AGENT.

        If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant or the Warrant Agent may petition at the expense of the Company to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 13, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 15. REPORTS.

        (a)  Whether or not required by the rules and regulations of the Commission, so long as any Warrants or the Warrant Shares are outstanding, the Company shall make available to the Warrant Agent and the holders of Warrants or Warrant Shares (i) all annual financial information that are filing with the Commission on Form 20-F, including a "Operating and Financial Review and Prospects" and a report thereon by the Company's certified independent accountants and (ii) all reports that filed with the Commission on Form 6-K. Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates).

        (b)  The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants and the Warrant Shares under this Section 14.

SECTION 16. NOTICES TO COMPANY AND WARRANT AGENT.

        Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

    Grupo TMM, S.A.
    Avenida de la Cúspide, No. 4755
    Colonia Parques del Pedregal, 14010 Mexico, D.F.
    Telecopier No.: (5255) 5666-1486
    Attention: Chief Financial Officer

  With a copy to:

    Milbank, Tweed, Hadley & McCloy LLP
    601 South Figueroa Street
    Suite 3000
    Los Angeles, California 90017
    Telecopier No.: (213) 892-4773
    Attention: Thomas Janson

        In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

        Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

    The Bank of New York
    101 Barclay Street, Fl. 8W
    New York, NY 10286
    Telecopier No.: (212) 815-5704
    Attention: Corporate Trust Administration

SECTION 17. SUPPLEMENTS AND AMENDMENTS.

        The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates). The consent of each holder of Warrants affected shall be required (i) for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) and (ii) any reduction in the number of Warrants outstanding the consent of whose holders is required for any supplement or amendment.

SECTION 18. SUCCESSORS.

        All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 19. TERMINATION.

        This Agreement shall terminate at 5:00 p.m., New York City time on [            ]. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or on the Redemption Date. The provisions of Section 12 shall survive such termination.

SECTION 20. GOVERNING LAW.

        This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 21. BENEFITS OF THIS AGREEMENT.

        Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

SECTION 22. COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

GRUPO TMM S.A.
By:	Name: Title:
THE BANK OF NEW YORK, as Warrant Agent
By:	Name: Title:

EXHIBIT A

[Form of Warrant Certificate]

[Face]

        Global Warrant Legend.    Each Global Warrant shall bear the following legend (the "Global Warrant Legend") on the face thereof:

THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GRUPO TMM, S.A. (THE "COMPANY").

1

No.                        Warrants
CUSIP No.

THIS WARRANT MAY ONLY BE EXERCISED BY THE DELIVERY TO THE COMPANY OR THE WARRANT AGENT OF CERTIFICATES REPRESENTING THE COMPANY'S 10 3/4% SENIOR NOTES DUE 2010 (THE "NOTES) HAVING A PRINCIPAL AMOUNT EQUAL TO THE EXERCISE PRICE FOR THE WARRANTS TO BE EXERCISED. NOTES MAY ONLY BE SURRENDERED IN PRINCIPAL AMOUNTS OF $1,000 AND INTEGRAL MULTIPLES THEREOF. IN THE EVENT NOTES ARE TENDERED HAVING PRINCIPAL AMOUNT IN EXCESS OF THE AGGREGATE EXERCISE PRICE FOR THE WARRANTS EXERCISED, THE WARRANT HOLDER SHALL BE DEEMED TO FORFEIT SUCH EXCESS AND NEITHER THE COMPANY NOR THE WARRANT AGENT SHALL HAVE ANY OBLIGATION TO COMPENSATE THE WARRANT HOLDER.

Warrant Certificate

GRUPO TMM, S.A.

        This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring [            ] (the "Warrants") to purchase American Depositary Shares ("ADSs"), each ADS representing one Series A Share (the "Series A Shares"), of Grupo TMM, S.A., a sociedad anonima organized under the laws of the United Mexican States. Each Warrant entitles the registered holder upon exercise at any time on or after the opening of business on [            ] until 5:00 p.m., New York City time, on the seventh anniversary of the Issue Date (the "Exercise Period), to receive from the Company one fully paid and nonassessable ADS (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $[    ] per ADS payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Notwithstanding the foregoing, if the Notes have been redeemed pursuant to Section [    ] of the Indenture or repurchased in whole pursuant to Section [    ] or [    ] of the Indenture (the "Redemption Date"), each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Redemption Date.

        No Warrant may be exercised after 5:00 p.m., New York City time on [            ], and to the extent not exercised by such time such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

1

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated: March [ ], 2003
GRUPO TMM, S.A.
		By:	Name: Title:
Countersigned:
THE BANK OF NEW YORK as Warrant Agent
By:	Authorized Signature

2

[Reverse of Warrant Certificate]

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on [            ] entitling the holder upon exercise to receive ADSs, each ADS representing one Class A Share of the Company, and are issued or to be issued pursuant to a Warrant Agreement dated as of March [    ], 2003 (the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

        Warrants may be exercised at any time on or after the opening of business on [            ], 2003 and on or before 5:00 p.m., New York City time, on [    ][; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrants Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.]In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its New York corporate trust office set forth in Section 15 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant. Notwithstanding the foregoing, if the Escrow Corp. Merger has not been consummated and the Notes have been redeemed pursuant to Section [    ] of the Indenture or repurchased in whole pursuant to Section [    ] or [    ] of the Indenture (the "Redemption Date"), each Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the Redemption Date.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

        [The Company has agreed pursuant to a Warrant Registration Rights Agreement dated as of March [    ], 2003 (the "Warrant Registration Rights Agreement") to file within 90 days after the issuance of the Warrants and use its reasonable best efforts to make effective, subject to certain exceptions detailed in the Warrant Registration Rights Agreement, on or before 180 days after such date a shelf registration statement covering the resale of the Warrants, the issuance of the Warrant Shares upon the exercise of the Warrants resold pursuant to such registration statement and the resale of the Warrant Shares by the holder thereof on the appropriate form under the Securities Act, and to use its reasonable best efforts (subject to certain "black-out" periods not to exceed 60 days in any calendar year subject to extension for 30 days in certain circumstances) to keep such registration statement continuously effective under the Securities Act, subject to certain exceptions, until two years following the Closing Date.]

        Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                        American Depositary Shares ("ADSs"), each ADS representing one Class A Share of the Company and herewith tenders payment for such shares to the order of Grupo TMM, S.A. in the amount of $                        in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                        , whose address is                        and that such shares be delivered to                        , whose address is                        . If said number of ADSs is less than all of the ADSs purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such ADSs be registered in the name of                         , whose address is                        , and that such Warrant Certificate be delivered to whose address is                        .

Signature
Date:
Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

        The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in Number of warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

QuickLinks

  Exhibit 4.27
EXHIBIT A
Warrant Certificate GRUPO TMM, S.A.
SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS